UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2021

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6261 Katella Ave Ste 250, Cypress, CA	90630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KSHB	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion, on August 31, 2021, of the transactions contemplated by that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2021, by and among KushCo Holdings, Inc. (the “Company”), Greenlane Holdings, Inc. (“Greenlane”), Merger Sub Gotham 1, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 1”), and Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 2”).

Pursuant to the Merger Agreement, on August 31, 2021, the Company and Greenlane combined through (i) a merger of Merger Sub 1 with and into the Company, whereupon the separate existence of Merger Sub 1 ceased and the Company continued as the surviving corporation and a wholly owned subsidiary of Greenlane (“Merger 1”), and (ii) a merger of the Company with and into Merger Sub 2, whereupon the separate existence of the Company ceased and Merger Sub 2 continued as the surviving limited liability company and a wholly owned subsidiary of Greenlane (“Merger 2,” and together with Merger 1, the “Mergers”).

The events described in this Current Report on Form 8-K occurred in connection with the consummation of the Mergers.

Item 1.02. Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

On August 31, 2021, in connection with the consummation of the Mergers, $10,126,582.06 was paid to Monroe Capital Management Advisors, LLC (“Monroe”) in satisfaction of all amounts outstanding under the Company’s secured asset based revolving credit facility (the “Credit Facility”) with Monroe, as collateral agent and administrative agent, and the various lenders party thereto, dated .

The Credit Facility permitted the Company to borrow up to $35.0 million, subject to the terms and conditions of the financing agreement, dated as of August 21, 2019, as amended, by and among Kim International Corporation, a wholly-owned subsidiary of the Company, and each of its parent and subsidiaries listed as a borrower, as Borrowers, each subsidiary of Borrowers listed as a guarantor, as Guarantors, the lenders from time to time a party thereto, as Lenders, and Monroe, as Administrative Agent and Collateral Agent . The Credit Facility had a 5-year term maturing on August 21, 2024 and was secured by a first priority lien on substantially all of the assets of the Company and its subsidiaries.

Effective upon such repayment, all commitments under the Credit Facility and all related loan documents (other than any provisions which expressly survive the termination thereof) were terminated and became null and void.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information provided in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

On August 31, 2021, the Company completed the Mergers and the other transactions contemplated by the Merger Agreement. Merger 1 became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Nevada on August 31, 2021. Promptly following the effectiveness of the Merger 1, Merger 2 became effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Nevada on August 31, 2021.

At the effective time of Merger 1 (the “Merger 1 Effective Time”), each share of common stock of the Company, par value $0.001 per share, issued and outstanding immediately prior to the Merger 1 Effective Time, was converted automatically into the right to receive 0.3016 shares of Greenlane common stock, par value $0.01 per share (“Greenlane Common Stock”). Any fractional shares resulting from the conversion will be paid in cash to such holder.

Immediately prior to the Merger 1 Effective Time, each unvested Company option accelerated and vested in full and was then converted into an option to purchase, on the same terms and conditions that applied to such Company option, a number of shares of Greenlane Common Stock, rounded down to the nearest whole share, equal to (i) the number of shares of Company common stock subject to such Company option prior to the Merger 1 Effective Time multiplied by (ii) 0.3016 (the “Exchange Ratio”), with an exercise price, rounded up to the nearest whole cent, determined by dividing (a) the per share exercise price of the Company option immediately prior to the Merger 1 Effective Time by (b) the Exchange Ratio.

Immediately prior to the Merger 1 Effective Time, each Company warrant outstanding (whether or not exercisable) was converted into a warrant to purchase Greenlane Common Stock. Greenlane assumed each such Company warrant in accordance with its terms (the “Assumed Warrants”). As a result of the Mergers, the Assumed Warrants: (i) are solely exercisable for Greenlane Common Stock, (ii) the number of shares of Greenlane Common Stock subject to each Assumed Warrant is equal to the number of shares of Company common stock that was subject to such Assumed Warrant prior to the Merger 1 Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole share, and (iii) the per share exercise price under each Assumed Warrant was adjusted by dividing the per share exercise price of such Assumed Warrant prior to the Merger 1 Effective Time by the Exchange Ratio and rounding up to nearest cent.

Immediately prior to the Merger 1 Effective Time, each unvested Company restricted stock unit accelerated and vested in full, resulting in one share of Company common stock for each restricted stock unit, which was then converted automatically into the right to receive 0.3016 shares of Greenlane Common Stock. Any fractional shares resulting from the conversion will be paid in cash to such holder. As a result of the final Exchange Ratio, former KushcCo stockholders will own 48.1% and Greenlane stockholders will own 51.9% of the outstanding equity of the combined company following the completion of the Mergers

In connection with the closing of the Mergers, the Company’s shares of common stock, which traded under the symbol “KSHB,” have ceased trading on the OTC Bulletin Board. In addition, the Company intends to file with the Securities and Exchange Commission a certification and notice of termination on Form 15 to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend its reporting obligations under the Exchange Act.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 12, 2016 and is incorporated by reference to Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.03. Material Modification to Rights of Security Holders.

The information provided in the Introductory Note and Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

At the Merger 1 Effective Time, the Company’s common stockholders immediately prior to the Merger 1 Effective Time ceased to have any rights as stockholders of the Company (other than their right to receive the merger consideration described in Item 2.01) and will instead have the rights of a stockholders of Greenlane.

Item 5.01.   Changes in Control of Registrant.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

In connection with the consummation of the Mergers and in accordance with the Merger Agreement, each member of the Company’s board of directors immediately prior to the Mergers ceased serving on the Company’s board of directors and any committees thereof. The members of the Company’s board of directors immediately prior to the Mergers were Nicholas Kovacevich, Eric Baum, Barbara Goldstein, Don Hunter, Dallas Imbimbo, and Peter Kadens.

Pursuant to the terms of the Merger Agreement, and as described in the Company’s joint proxy statement/prospectus filed with the Securities and Exchange Commission on July 2, 2021 (the “Proxy Statement”), immediately following the effectiveness of the Mergers, Messrs. Kovacevich, Hunter and Imbimbo became directors of Greenlane. In addition, upon completion of the Mergers, Mr. Kovacevich, the Company’s Chief Executive Officer, became the Chief Executive Officer of Greenlane, and Rodrigo de Oliverira, the Company’s Chief Operating Officer, became the Chief Operating Officer of Greenlane.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Upon the effectiveness of Merger 2, the certificate of formation and the limited liability company agreement of Merger Sub 2 in effect immediately prior to the effective time of Merger 2 continued as the certificate of formation and limited liability company agreement of Merger Sub 2, the surviving entity of Merger 2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of March 31, 2021, by and among Greenlane Holdings, Inc., Merger Sub Gotham 1, LLC, Merger Sub Gotham 2, LLC and KushCo Holdings, Inc.*
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*The Company has omitted schedules and other similar attachments to such agreement pursuant to Item 601(b) of Regulation S-K. The Company will furnish a copy of such omitted document to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGER SUB GOTHAM 2, LLC,
as successor by merger to KushCo Holdings, Inc.

By: Greenlane Holdings, Inc., its sole member

August 31, 2021	By:	/s/ Douglas Fischer
	Name:	Douglas Fischer
	Title:	General Counsel